633 SEVENTEENTH STREET, SUITE 1700 DENVER, COLORADO 80202 (303) 339-8110

Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Bonanza Creek Energy, Inc. for the year ended December 31, 2020. We further consent to the incorporation by reference thereof into Bonanza Creek Energy, Inc.'s Registration Statements on Form S-8 (Registration Nos. 333-217545 and 333-229431).

	By:	/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580
Denver, Colorado
February 17, 2021